EXHIBIT 99.1

23andMe Reports FY2024 First Quarter Financial Results

Reaffirmed Full Year Revenue Guidance and Raised Full Year Guidance for Net Loss and Adjusted EBITDA Deficit

Webcast at 4:30 pm ET, August 8, 2023

SOUTH SAN FRANCISCO, Calif., August 8, 2023 -- 23andMe Holding Co. (Nasdaq: ME) (23andMe), a leading human genetics and biopharmaceutical company, reported its financial results for the first quarter (Q1) of fiscal year 2024 (FY2024), which ended June 30, 2023. 23andMe is the only company with multiple U.S. Food and Drug Administration (FDA) authorizations for over-the-counter genetic health reports. 23andMe also has the largest crowdsourced platform for advanced genetic research, which enables the Company to deliver ongoing genetic reports, new health features and new risk predictions to customers annually. The platform also accelerates the identification of novel drug discovery programs rooted in human genetics across a spectrum of disease areas. 23andMe’s platform was built to help people access, understand, and benefit from the human genome.

“The Company made solid progress this past quarter across both our Therapeutics and Consumer businesses,” said Anne Wojcicki, Co-Founder and CEO of 23andMe. “We exited the exclusive drug discovery phase of our GSK collaboration in a strong position to capitalize on new partnerships and opportunities to work with a number of biotech companies on genetics-based drug discovery. The GSK collaboration proved the success of our approach to drug discovery, producing more than 50 programs with targets discovered or validated through the 23andMe database. We look forward to leveraging our unique database, along with advancements in AI and ML, to further advance Therapeutic programs at 23andMe, both independently and with collaborators. In the Consumer business, we saw strong reception to the new price point of our 23andMe+ subscription service, which we increased in recognition of the substantial customer value we are delivering through additional reports and features. The strategy is already showing favorable results that will benefit the business in the long term.”

Recent Highlights

Consumer

•
Continued to add to our member-exclusive content for 23andMe+ with the launch of new polygenic risk score (PRS) reports for common conditions, including depression, lupus and panic attacks. Member-exclusive content is a key element of our subscription strategy that we continue to invest in.
•
Added finer ancestry details for customers from underrepresented groups (Indigenous American and Indigenous Caribbean populations), increasing ancestry composition detail to an industry-leading 2,500+ geographic regions.

Therapeutics

•
23ME-00610 Phase 1/2a clinical trial, an immuno-oncology therapy targeting CD200R1 - currently enrolling patients in a number of expansion cohorts to be evaluated for anti-tumor activity in the Phase 2a portion of the study.
•
Actively pursuing new collaborations with pharmaceutical companies. Details on future collaborations will be shared when available.
•
Continuing to progress a number of programs with GSK developed under the collaboration, with the exclusive target discovery portion of the agreement now concluded.

Research

•
Launched Sickle Cell Carrier Status Awareness Program with Morehouse School of Medicine, Sickle Cell Foundation of Georgia; aiming to increase access to information on sickle cell carrier status, and offer resources to individuals with sickle cell trait and sickle cell disease.

“Our first quarter of fiscal year 2024 was important for 23andMe as we continued to optimize our Consumer business with increased average selling prices (ASP’s) and margins,” said Joe Selsavage, Interim Chief Financial and Accounting Officer of 23andMe. “We continue to use a rigorous approach in the advancement of our therapeutics portfolio and improve our cost structure to focus on the most valuable opportunities. Our progress this quarter enables us to raise our full year guidance for net loss and Adjusted EBITDA deficit.”

FY2024 First Quarter Financial Results

Total revenue for the three months ended June 30, 2023, was $61 million, compared to $65 million for the same period in the prior year, representing a decrease of 6%. The decrease was primarily driven by lower Consumer Services revenue as we focused on driving improved margins through higher average selling prices and marketing efficiency, reducing advertising spend and discounting windows, resulting in lower volumes of Personal Genome Service (PGS) kit sales and Telehealth orders. This was partially offset by growth in our subscription and Research Services revenue from the GSK collaboration and other third parties.

Revenue from Consumer Services, which includes PGS, telehealth and subscription services, represented approximately 79% of total revenue for the three months ended June 30, 2023. Research Services revenue accounted for approximately 21% of total revenue.

Operating expenses for the three months ended June 30, 2023, were $140 million, compared to $115 million for the same period in the prior year. The increase in operating expenses in the three-month period was primarily due to a $22 million non-cash stock based compensation expense associated with the acceleration of an equity grant in connection with the termination of an employee and continued investment in Therapeutics portfolio advancement, partly offset by reductions in marketing advertising spend aimed to improve advertising efficiency as noted previously.

Net loss for the three months ended June 30, 2023, was $105 million, compared to a net loss of $90 million for the same period in the prior year. The increase in the three-month period was primarily attributable to higher operating expenses, including an equity award acceleration as noted above, partially offset by improvements in gross margins and an increase in interest income from interest yields earned on cash held in money market funds.

Total Adjusted EBITDA (as defined below) for the three months ended June 30, 2023, was a deficit of $50 million, compared to a deficit of $50 million for the same period in the prior year. The improvements in gross margins and marketing spend offset increases in other operating expenses noted above, keeping Adjusted EBITDA deficit flat between the comparative periods. Please refer to the tables below for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

Balance Sheet
23andMe ended June 30, 2023 with cash and cash equivalents of $314 million, compared to $387 million as of March 31, 2023.

FY2024 Financial Guidance

The Company’s full year fiscal 2024 guidance is based on a conservative approach, recognizing the current uncertainties in the general economy and financial markets. Within the existing Consumer businesses of PGS and telehealth, the Company is prioritizing the minimization of cash burn over initiatives intended to create incremental top-line growth. For those areas of the business expected to drive future growth, and Therapeutics, the Company plans to focus on the most strategically and financially valuable allocation of capital and invest appropriately. Given the Company’s shift in focus to higher margins rather than volume growth in PGS and telehealth, as well as the end of the target discovery term of the GSK collaboration, the Company does not foresee meaningful revenue contribution from these areas of Consumer and Research Services in FY2024. The Company is adjusting its full year guidance following Q1 FY2024 results. Revenue guidance for FY2024, which will end on March 31, 2024, is reaffirmed to be in the range of $255 million to $275 million, with net loss now in the range of $345 million to $325 million. Full year Adjusted EBITDA deficit is now projected to be in the range of $180 to $160 million for fiscal year 2024.

The guidance assumes the following:

•
we continue to advance our key therapeutic assets
•
no additional revenue from new strategic collaborations

Conference Call Webcast Information
23andMe will host a conference call at 4:30 p.m. Eastern Time today, August 8, 2023 to discuss the financial results for Q1 FY2024 and report on business progress. The webcast can be accessed here https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address for a limited time within 24 hours after the event.

About 23andMe
23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit investors.23andme.com.

Additional Information
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, potential future collaborations, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "predicts," "continue," "will," "schedule," and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, "Risk Factors" in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measures

To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (GAAP), this press release also includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, transaction-related costs, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to: changes in fair value of warrant liabilities and litigation settlements, if applicable for the periods presented. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results. Adjusted EBITDA is our best proxy for cash burn.

Contacts

Investor Relations Contact: investors@23andMe.com

Media Contact: press@23andMe.com

23andMe Holding Co.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,
	2023	2022
Revenue	$60,864	$64,513
Cost of revenue	30,184	39,023
Gross profit	30,680	25,490
Operating expenses:
Research and development	62,329	52,009
Sales and marketing	22,658	33,434
General and administrative	50,740	29,643
Restructuring and other charges	4,217	—
Total operating expenses	139,944	115,086
Loss from operations	(109,264)	(89,596)
Other income (expense):
Interest income, net	4,307	245
Other income (expense), net	333	(435)
Loss before income taxes	(104,624)	(89,786)
Benefit from income taxes	—	254
Net loss	(104,624)	(89,532)
Other comprehensive income (loss), net of tax	(334)	624
Total comprehensive loss	$(104,958)	$(88,908)
Net loss per share of Class A and Class B common stock attributable to common stockholders:
Basic and diluted	$(0.23)	$(0.20)
Weighted-average shares used to compute net loss per share:
Basic and diluted	462,254,442	446,505,329

23andMe Holding Co.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30,	March 31,
	2023	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$314,351	$386,849
Restricted cash	1,399	1,399
Accounts receivable, net	4,124	1,897
Inventories	11,815	10,247
Deferred cost of revenue	7,301	5,376
Prepaid expenses and other current assets	21,286	19,224
Total current assets	360,276	424,992
Property and equipment, net	35,704	38,608
Operating lease right-of-use assets	54,329	56,078
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	17,882	15,661
Intangible assets, net	41,678	45,520
Goodwill	351,744	351,744
Other assets	2,612	3,021
Total assets	$871,199	$942,598
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,748	$12,924
Accrued expenses and other current liabilities	50,215	66,430
Deferred revenue	48,123	62,521
Operating lease liabilities	7,823	7,541
Total current liabilities	118,909	149,416
Operating lease liabilities, noncurrent	75,412	77,763
Other liabilities	1,388	1,480
Total liabilities	195,709	228,659
Stockholders' equity
Preferred stock - par value $0.0001, 10,000,000 shares authorized as of June 30, 2023 and March 31, 2023; zero shares issued and outstanding as of June 30, 2023 and March 31, 2023	—	—
Common stock, par value $0.0001 - Class A shares, 1,140,000,000 shares authorized, 304,011,272 and 293,020,474 shares issued and outstanding as of June 30, 2023 and March 31, 2023, respectively; Class B shares, 350,000,000 shares authorized, 168,084,278 and 168,179,488 shares issued and outstanding as of June 30, 2023 and March 31, 2023, respectively	47	46
Additional paid-in capital	2,287,405	2,220,897
Accumulated other comprehensive income (loss)	(954)	(620)
Accumulated deficit	(1,611,008)	(1,506,384)
Total stockholders’ equity	675,490	713,939
Total liabilities and stockholders’ equity	$871,199	$942,598

23andMe Holding Co.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(104,624)	$(89,532)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,868	8,360
Amortization and impairment of internal-use software	1,248	1,052
Stock-based compensation expense	51,100	30,462
Loss (gain) on disposal of property and equipment	(5)	9
Changes in operating assets and liabilities:
Accounts receivable, net	(2,227)	460
Inventories	(1,568)	(673)
Deferred cost of revenue	(1,925)	1,154
Prepaid expenses and other current assets	(1,928)	7,259
Operating right-of-use assets	1,749	1,833
Other assets	408	(765)
Accounts payable	(2)	(19,154)
Accrued expenses and other current liabilities	(1,889)	2,454
Deferred revenue	(14,398)	(13,116)
Operating lease liabilities	(2,070)	(2,179)
Other liabilities	(92)	(664)
Net cash used in operating activities	(69,355)	(73,040)
Cash flows from investing activities:
Purchases of property and equipment	(419)	(1,614)
Capitalized internal-use software costs	(2,281)	(1,286)
Net cash used in investing activities	(2,700)	(2,900)
Cash flows from financing activities:
Proceeds from exercise of stock options	69	1,533
Payments for taxes related to net share settlement of equity awards	(121)	—
Net cash provided by financing activities	(52)	1,533
Effect of exchange rates on cash and cash equivalents	(334)	623
Net increase (decrease) in cash, cash equivalents and restricted cash	(72,441)	(73,784)
Cash, cash equivalents and restricted cash—beginning of period	395,222	561,755
Cash, cash equivalents and restricted cash—end of period	$322,781	$487,971
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$314,351	$479,398
Restricted cash, current	1,399	1,599
Restricted cash, noncurrent	6,974	6,974
Total cash, cash equivalents and restricted cash	$322,724	$487,971

23andMe Holding Co.

Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

The Company’s revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended June 30,
	2023	2022
Segment Revenue: (1)
Consumer and Research Services	$60,864	$64,513
Total revenue	$60,864	$64,513
Segment Adjusted EBITDA:
Consumer and Research Services Adjusted EBITDA	$(5,602)	$(16,997)
Therapeutics Adjusted EBITDA	(31,138)	(18,465)
Unallocated Corporate (2)	(13,060)	(14,253)
Total Adjusted EBITDA	$(49,800)	$(49,715)
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(104,624)	$(89,532)
Adjustments:
Interest income, net	(4,307)	(245)
Other (income) expense, net	(333)	435
Income tax benefit	—	(254)
Depreciation and amortization	4,478	5,104
Amortization of acquired intangible assets	3,638	4,315
Stock-based compensation expense	51,100	30,462
Transaction-related costs	248	—
Total Adjusted EBITDA	$(49,800)	$(49,715)
(1)
There was no Therapeutics revenue for the three months ended June 30, 2023 and 2022.
(2)
Certain department expenses such as Finance, Legal, Regulatory and Supplier Quality, Corporate Communications, Corporate Development, and CEO Office are not reported as part of the reporting segments as reviewed by the CODM. These amounts are included in Unallocated Corporate.

23andMe Holding Co.

Reconciliation of GAAP Net Loss Outlook to Non-GAAP Adjusted EBITDA Outlook

(in thousands)

(Unaudited)

	Outlook for the Year Ending March 31, 2024
	as of August 8, 2023
	Low	High
Reconciliation of estimated net loss to adjusted EBITDA:
GAAP Net Loss outlook	$(345,000)	$(325,000)
Adjustments:
Estimated interest (income) expense, net	(11,423)	(11,423)
Estimated other (income) expenses, net	(333)	(333)
Estimated depreciation and amortization	19,681	19,681
Estimated amortization of acquired intangible assets	11,449	11,449
Estimated stock-based compensation expense	145,378	145,378
Estimated transaction-related costs	248	248
Non-GAAP adjusted EBITDA outlook	$(180,000)	$(160,000)